Asset Transfer Agreement

Between

PLM Equipment Growth Fund V

And

PLM Rail Partners, LLC

Dated as of July 1, 2004

Asset Transfer Agreement

Asset Transfer Agreement (the “Agreement”) dated as of July 1, 2004 between PLM Equipment Growth Fund V, a California limited partnership (“Seller”), and PLM Rail Partners, LLC, a Delaware limited liability company (“Buyer”).

Seller and Buyer hereby agree as follows:

Section 1.   Definitions

Section 1.1.In this Agreement:

“AAR Value” shall mean, with respect to any railcar included in the Seller Equipment or Replacement Equipment, the settlement value of such railcar as determined in accordance with Rule 107—Damaged and/or Destroyed Cars (or a successor rule) of the Association of American Railcars as published in the most recent edition of the Field Manual of the A.A.R. Interchange Rules (or a successor publication).

“Administrative Agent” means HSH Norbank AG, New York Branch.

“Administrative Agent Liens” means the lien created by Buyer on the Seller Equipment and Seller Leases under the Security Agreement.

“Asserted Liability” shall have the meaning set forth in Section 8.1(a).

“Business Day” shall mean each day which is neither a Saturday, Sunday nor other day on which banking institutions or trust companies in The City of New York are legally authorized or required to close.

“Claims Notice” shall have the meaning set forth in Section 8.1(a).

“Contract Month” shall mean the calendar month during which the date of this Agreement falls.

“Cure Notification” shall have the meaning set forth in Section 5.1.

“Governmental Authority” means any federal, state, local or foreign government of any court, agency, authority, instrumentality or regulatory body thereof.

“Indemnifying Party” shall have the meaning set forth in Section 8.1(a).

“Indemnitee” shall have the meaning set forth in Section 8.1(a).

“Ineligible Car Closing Date” shall have the meaning set forth in Section 5.2.

“Ineligible Car Representations” shall have the meaning set forth in Section 5.1.

“Ineligible Car Value Statement” shall have the meaning set forth in Section 5.3.

“Ineligible Car Value” shall have the meaning set forth in Section 5.2.

“Ineligible Car” shall have the meaning set forth in Section 5.1.

“Lien” means, with respect to any asset, (i) any mortgage, deed of trust, lien, pledge, claim, equity interest, participation interest, security interest or other interest charge or encumbrance of any kind in or on such asset and (ii) the interest of a vendor or a lessor under any conditional sale agreement, capital lease or title retention agreement relating to such asset; it being understood, however, that the leasehold interests under the Seller Leases shall not constitute “Liens” hereunder.

“Loan Agreement” means the Loan Agreement, dated as of June 30, 2004, among Buyer, as Borrower, the Lenders set forth therein and HSH Norbank AG, New York Branch, as Administrative Agent, as amended and supplemented to date and as may be further amended or supplemented from time to time, pursuant to which the Lender has provided financing to Buyer.

“Losses” shall have the meaning set forth in Section 7.1.

“Management Agreement” means the railcar Management Agreement, dated as of July 1, 2004, between Buyer and Transportation Equipment—PLM, LLC (including all amendments, modifications and supplements thereto).

“Replacement Car Representations” shall have the meaning set forth in Section 5.4.

“Replacement Car Value Statement” shall have the meaning set forth in Section 5.3.

“Replacement Cars” shall have the meaning set forth in Section 5.2.

“Representation Termination Date” shall have the meaning set forth in Section 3.4.

“Required Consents” shall have the meaning set forth in Section 3.1(j).

“Security Agreement” shall mean the Security Agreement - Chattel Mortgage dated as of July 8, 2004, between Buyer, as Debtor and HSH Norbank AG, New York Branch, as Secured Party.

“Seller Assignment and Assumption Agreement” means an assignment and assumption agreement executed by Seller and Buyer substantially in the form of Exhibit A.

“Seller Bill of Sale” means a bill of sale executed by Seller substantially in the form of Exhibit B.

“Seller Equipment” means railcars more specifically described on Schedule 1, and for purposes of Section 5, any Replacement Cars.

“Seller Leases” means all current leases of any Seller Equipment and all other contracts for use of any Seller Equipment more specifically described on Schedule 1, including, without limitation, all extensions, renewals, supplements and modifications of any of the foregoing. If any of the Seller Leases (including, without limitation, any master lease) shall include both Seller Equipment and railcars not part of the Seller Equipment, then such Seller Leases shall be subject to this Agreement only to the extent they cover Seller Equipment; and, for purposes of this Agreement, the term Seller Lease shall mean a lease (including without limitation, the provisions of any master lease) only insofar as such lease applies to Seller Equipment subject to this Agreement.

“Seller Rent Portion” shall have the meaning set forth in Section 3.5.

Section 1.2.The headings or subheadings of Sections and the Table of Contents are inserted for convenience of reference only and shall not in any way affect the interpretation or construction of this Agreement. The Schedules, Exhibits and Annexes to this Agreement shall form an integral part hereof. References herein to any agreement or other instrument shall be deemed to include references to such agreement or other instrument as varied, amended, supplemented or replaced from time to time pursuant to the applicable provisions thereof. Where the context permits, words importing the plural shall include the singular and vice versa, and references to a person shall be construed as references to an individual, firm, company, corporation or unincorporated body of persons.

Section 2.   Contribution; Delivery

Section 2.1.Contribution; Delivery and Acceptance. Seller hereby sells, transfers, assigns, sets over and otherwise conveys to the Buyer, without recourse (except for the obligations specifically set forth herein) on the date hereof all of Seller’s right, title and interest in and to the Seller Equipment (subject to the Seller Leases) and all proceeds of the foregoing, and Buyer hereby accepts all such right, title and interest upon and subject to the terms and conditions of this Agreement. To evidence such transfer, Seller has executed and delivered to Buyer on the date hereof the Seller Bill of Sale. Seller hereby assigns to Buyer and Buyer hereby assumes from Seller, on the date hereof pursuant to a Seller Assignment and Assumption Agreement, the Seller Leases insofar as they relate to the Seller Equipment.

Section 2.2.Delivery of Seller Leases; Delivery of Administration Agreement Notice. Seller shall deliver to Buyer original copies of the Seller Leases covering such Seller Equipment or, if a Seller Lease relates both to Seller Equipment transferred to Buyer on the date hereof and railcars to be owned by any person or persons other than Buyer after the date hereof, an original copy of the lease schedule or rider relating to such Seller Equipment of the related master lease provided, that if any such master lease or lease schedule or rider relates to both railcars to be owned by Buyer after the date hereof and railcars to be owned by any person or persons other than Buyer after the date hereof, Seller may retain the original copies of such Seller Leases and deliver copies to Buyer so long as on or prior to the date hereof, Seller shall affix or stamp the following legend on the original copies of each Seller Lease (including the related master leases and any lease schedules or riders relating to any Seller Equipment):

The rights and interests of PLM Equipment Growth Fund V or PLM Rail Partners, LLC under this Lease (and all amendments and riders hereto relating to certain railcars listed herein) and in such railcars, have been assigned to HSH Norbank AG, New York Branch and/or one or more financial institutions and are subject to a first priority perfected security interest in favor of such financial institutions or banks. To the extent that this Lease constitutes chattel paper, no security interest in this Lease may be created or perfected through the transfer or possession of this original.

Section 3.   Representations, Warranties and Covenants

Section 3.1.Seller represents and warrants to Buyer that:

(a)Organization; Powers. Seller (i) is a limited partnership duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization, (ii) has all requisite limited partnership power and authority to own its property and assets and to carry on its business as now conducted and as proposed to be conducted, (iii) is qualified to do business in every jurisdiction where such qualification is required, except where the failure so to qualify would not have a material adverse effect on the performance by Seller of its obligations under this Agreement, the Seller Bill of Sale and the Seller Assignment and Assumption Agreement and (iv) has the limited partnership power and authority to execute, deliver and perform its obligations under this Agreement, the Seller Bill of Sale and the Seller Assignment and Assumption Agreement.

(b)Authorization; Conflicts. The execution, delivery and performance by Seller of each of this Agreement, the Seller Bill of Sale and the Seller Assignment and Assumption Agreement and the performance of the transactions contemplated hereby and thereby (i) have been duly authorized by all requisite limited partnership action and (ii) will not (A) violate (1) any provision of law, statute, rule or regulation the effect of which would be to cause or be reasonably expected to have a material adverse effect on the ability of Seller to perform any of its obligations under this Agreement, the Seller Bill of Sale and the Seller Assignment and Assumption Agreement, (2) any order of any Governmental Authority having proper jurisdiction over the Seller Equipment, (3) any provision of the certificate of limited partnership or limited partnership agreement of Seller, or (4) any provision of any indenture, loan agreement or other material agreement to which Seller is a party or by which it or any of its property is or may be bound, except for those releases that will be obtained on the date hereof, (B) be in conflict with, result in a breach of or constitute (alone or with notice or lapse of time or both) a default under any such indenture, loan agreement or other material agreement, or (C) result in the creation or imposition of any Lien upon or with respect to the Seller Equipment and the Seller Leases other than the Administrative Agent Liens and the Permitted Liens (as defined in the Loan Agreement).

(c)Enforceability. Each of this Agreement, the Seller Bill of Sale and the Seller Assignment and Assumption Agreement has been duly authorized, executed and delivered by Seller and constitutes a legal, valid and binding obligation of Seller enforceable against Seller in accordance with its terms, subject to bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors’ rights generally and subject to general principles of equity (regardless of whether enforcement is sought in a proceeding in equity or at law).

(d)Title and Ownership. Seller is the sole legal and beneficial owner of the Seller Equipment and the Seller Leases and has full power and lawful authority to sell, transfer, convey and assign all of Seller’s right, title and interest in and to the Seller Equipment and the Seller Leases to Buyer in the manner contemplated hereby. The provisions of this Agreement, the Seller Bill of Sale and the Seller Assignment and Assumption Agreement will be effective to convey to, and vest in, Buyer ownership of the Seller Equipment and all of Seller’s rights under the Seller Leases, and after giving effect to the transactions contemplated hereby Buyer shall be entitled to exercise all rights of the lessor under such Seller Lease (including the right of enforcement).

(e)Absence of Liens. Upon the execution of the Seller Bill of Sale and the Seller Assignment and Assumption Agreement, the Seller Equipment and the Seller Leases will be free from all Liens other than the Administrative Agent Liens and the Permitted Liens. Thereupon, legal title to the Seller Equipment, subject to the Seller Leases, and all rights and benefits under the Seller Leases shall pass to Buyer.

(f)Condition of the Railcars. Each item of Seller Equipment is free from all material defects in materials (except as to articles and materials incorporated therein by lessees under the Seller Leases) and workmanship under usual use and service. Each such item of Seller Equipment is in good operating order and condition in accordance with the rules and regulations of the Association of American Railroads and any Governmental Authority having proper jurisdiction over the Seller Equipment except for (A) any such item of Seller Equipment undergoing maintenance in the ordinary course of Seller’s business for railcars of a similar type and age and (B) as to any such item of Seller Equipment, such conditions which do not have, and are reasonably expected not to have, a material adverse effect on the value of such item of Seller Equipment.

(g)Schedule Information. All of the information relating to the Seller Equipment and the Seller Leases set forth on Schedule 1 is true and correct in all material respects.

(h)   Seller Lease Defaults. Seller is not in violation or breach of, or in default with respect to, any provision of any Seller Lease, except for such defaults which do not have, and are reasonably expected not to have, a material adverse effect on the value of the Seller Leases. To the knowledge of the Seller, none of the lessees under the Seller Leases are in violation or breach of, or are in default with respect to, any provision of any of the Seller Leases, except for such defaults which do not have, and are reasonably expected not to have, a material adverse effect on the value of the Seller Leases. Each Seller Lease has been duly authorized, executed and delivered by Seller and assuming the due authorization, execution and delivery by the related lessee, constitutes a legal, valid and binding obligation of Seller and such lessee enforceable against Seller and such lessee in accordance with its terms, subject to bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors’ rights generally and subject to general principles of equity (regardless of whether enforcement is sought in a proceeding in equity or at law).

(i)No Violation; Litigation. To Seller’s knowledge, no action has been taken, and no order, statute, rule, regulation, executive order, stay, decree, judgment or injunction shall have been enacted, promulgated, entered or enforced by any government, governmental agency or instrumentality or court, domestic or foreign, that prohibits or makes illegal or materially restricts the consummation of the transactions contemplated hereby or the use of the Equipment. There are no actions, suits, claims or legal, administrative or arbitral proceedings or investigations pending, or, to the knowledge of Seller, threatened against or involving Seller or any of the Seller Equipment or the Seller Leases, before any government, governmental agency or instrumentality or court, domestic or foreign, to prohibit, make illegal, or restrain the consummation of the transactions contemplated hereby or which, individually or in the aggregate, could reasonably be expected on the date hereof to have a material adverse effect upon the consummation of the transactions contemplated hereby or upon the value of the Seller Equipment or the Seller Leases.

(j)Government Approvals. Except for such consents, approvals, authorizations, filings, or declarations that have been made and that are in full force and effect (the “Required Consents”), no consent, approval or authorization from, or filing or declaration with, any Governmental Authority or any industry regulatory authority (including the Association of American Railroads) is required to be made by Seller to give Buyer a perfected ownership interest in the Seller Equipment and the Seller Leases or for the consummation of the transactions contemplated hereby.

(k)Marking of Seller Equipment. The marking or remarking of any of the railcars included in the Seller Equipment is not required by law to protect properly Buyer’s interest therein.

Section 3.2.Buyer represents and warrants to Seller that:

(a)Organization; Powers. Buyer (i) is a limited liability company duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization, (ii) has all requisite limited liability company power and authority to own its property and assets and to carry on its business as now conducted and as proposed to be conducted, (iii) is qualified to do business in every jurisdiction where such qualification is required, except where the failure so to qualify would not have a material adverse effect on the performance by Buyer of its obligations under this Agreement and the Seller Assignment and Assumption Agreement, and (iv) has the power and authority to execute, deliver and perform its obligations under this Agreement and the Seller Assignment and Assumption Agreement.

(b)Authorization; Conflicts. The execution, delivery and performance by Buyer of each of this Agreement and the Seller Assignment and Assumption Agreement and the performance of the transactions contemplated hereby and thereby (i) have been duly authorized by all requisite limited liability company action and (ii) will not (A) violate (1) any provision of law, statute, rule or regulation the effect of which would be to cause or be reasonably expected to have a material adverse effect on the ability of Buyer to perform any of its obligations under this Agreement and the Seller Assignment and Assumption Agreement, (2) any order of any Governmental Authority having proper jurisdiction over the Seller Equipment, (3) any provision of the certificate or articles of formation or other organizational documents or operating agreement or limited liability company agreement of Buyer, or (4) any provision of any indenture, loan agreement or other material agreement to which Buyer is a party or by which it or any of its property is or may be bound or (B) be in conflict with, result in a breach of or constitute (alone or with notice or lapse of time or both) a default under any such indenture, loan agreement or other material agreement.

(c)Enforceability. Each of this Agreement and the Seller Assignment and Assumption Agreement has been duly authorized, executed and delivered by Buyer and constitutes a legal, valid and binding obligation of Buyer enforceable against Buyer in accordance with its terms, subject to bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors’ rights generally and subject to general principles of equity (regardless of whether enforcement is sought in a proceeding in equity or at law).

(d)Organizational Documents. Buyer has heretofore delivered to Seller true and complete copies of its certificate of formation and its operating agreement as in effect on the date hereof.

Section 3.3.Buyer and Seller hereby agree that the transfer herein constitutes, for bankruptcy purposes, a true sale of the Seller Equipment and Seller Leases from Seller to Buyer such that Seller retains no interest in, or any risk with respect to, the Seller Equipment and Seller Leases except with respect to the representations, warranties and covenants made herein and such that none of the Seller Equipment or Seller’s interest in and title to the Seller Equipment and Seller Leases will be part of Seller’s estate prior to or in the event of the filing of a bankruptcy petition by or against Seller under any bankruptcy law. Seller will make appropriate entries in its financial statements to evidence such sale.

Section 3.4.All representations, warranties, covenants and agreements of the parties contained herein and in the Seller Bill of Sale and the Seller Assignment and Assumption Agreement shall survive the execution and delivery of this Agreement. With respect to each railcar included in the Seller Equipment, all representations and warranties contained in Section 3.1(f) with respect to such railcar and Seller Lease covering such railcar shall thereafter terminate and expire no later than six (6) months from the date hereof (the “Representation Termination Date”) with respect to any claim based upon, arising out of or otherwise in respect of any inaccuracy in or any breach of any such representation or warranty (a “Claim”) unless the party asserting a Claim shall have given written notice to the other party hereto of such Claim on or prior to such date.

Section 3.5.(a) On the date hereof, Seller shall pay to Buyer, in immediately available funds, the amount of Seller Rent Portion (as hereinafter defined). “Seller Rent Portion” shall mean the product of (1) all amounts of rent collected pursuant to the Seller Leases by or on behalf of Seller for the Seller Equipment with respect to the Contract Month and (2) a fraction, the numerator of which is the number of days from and including the date hereof until and including the last day of the Contract Month, and the denominator of which is the number of days in the Contract Month. Notwithstanding the foregoing, to the extent that on the Business Day prior to the date hereof, information is not available to Seller regarding certain rent payments collected pursuant to such Seller Leases with respect to the Contract Month, Seller shall pay to Buyer, in immediately available funds, the Seller Rent Portion with respect to such rent payments promptly after such information becomes available.

(b)It is the intent of the parties hereto that (i) Seller receive all amounts due in respect of the Seller Equipment and the Seller Leases prior to the date hereof and all amounts due in respect of all other railcars owned by Seller at all times, including the period from and after the date hereof, (ii) Buyer receive all amounts due in respect of the Seller Equipment and the Seller Leases from and after the date hereof, and (iii) Seller be charged with all credits given to lessees for mileage compensation payments from railroads or the Association of American Railroads and other credits allowed to lessees or other parties on account of any time period prior to the date hereof.

Section 3.6.If it shall be determined that (a) Buyer or Seller received any amount to which the other was entitled or (b) Buyer or Seller was charged with any credit which should have been charged to the other, the party (Seller or Buyer) receiving such amount or to whom such credit should have been charged shall promptly notify the other (Buyer or Seller) of the discrepancy and pay over an amount equal thereto to the other (Buyer or Seller).

Section 4.   Information; Further Assurances, etc.

Section 4.1.Seller agrees that at any time and from time to time, at Buyer’s expense, Seller shall promptly and duly execute, deliver, file, register and record any and all such further instruments and documents and take such further actions as required by law or as Buyer may reasonably request in writing in order (i) to protect the title and ownership of Buyer to the Seller Equipment, the Seller Leases and the proceeds therefrom (including, but not limited to, the filing of applicable continuation statements under the Uniform Commercial Code to continue the perfection of Buyer’s interest in the Seller Leases) and (ii) to permit Buyer to obtain the full benefits of this Agreement and the rights and powers herein granted.

Section 4.2.Seller hereby covenants and agrees that at any time after the date hereof, at Buyer’s expense, Seller shall take any action reasonably requested by Buyer to allow Buyer to effectuate the assignment of the Seller Leases contemplated by the Seller Assignment and Assumption Agreement or to perform the obligations of, or enforce all of the rights, title and interest of, the lessor under the Seller Leases, insofar as they relate to the Seller Equipment, including, without limitation, the performance and enforcement of all rights of Buyer as lessor under the Seller Leases and submission to the jurisdiction of any court in which Buyer seeks to enforce its rights, title and interest in such Seller Leases.

Section 4.3.Any action or proceeding brought relating to this Agreement or the transactions contemplated hereby, may be brought and enforced in the courts of the State of New York or of the United States for the Southern District of New York. Buyer and Seller hereby irrevocably consent to the jurisdiction of each such court in respect of any such action or proceeding. Buyer and Seller further irrevocably consent to the service of process in any such action or proceeding by the mailing of copies thereof by registered or certified mail, postage prepaid, return receipt requested, to their respective addresses as provided for notices hereunder. The foregoing shall not limit the right to serve process in any other manner permitted by law or to bring any action or proceeding, or to obtain execution of any judgment, in any other jurisdiction.

Section 5.   Ineligible Railcars

Section 5.1.With respect to any one or more railcars included in the Seller Equipment prior to the Representation Termination Date (or in the case of any one or more Replacement Cars (as defined below) prior to the date which is six months from the date of delivery of such Replacement Cars), if either party to this Agreement determines in good faith that any of the representations and warranties set forth in Section 3.1(f), or the Seller Bill of Sale (the “Ineligible Car Representations”), were inaccurate (with respect to any railcars or the related leases sold by Seller), as of the date hereof or as of the date of delivery (with respect to Replacement Cars or the related leases) (the “Ineligible Cars”), then such party shall notify the other party to this Agreement in writing of such inaccuracy. Such notice shall generally describe the relevant Ineligible Car Representations, the inaccuracy of such Ineligible Car Representations, and the related equipment or leases. Within 30 days of the earlier of the discovery of any inaccuracy in the Ineligible Car Representations by Seller or after receipt of notification from Buyer, Seller, at its expense, may take any actions (including, without limitation, entering into a new user lease or repairing such railcar) to cure any such inaccuracy. Upon the expiration of the 30-day cure period described in the preceding sentence, Seller shall notify Buyer in writing either that it has cured such inaccuracy and, giving effect to the actions taken by it to cure under this Section 5.1, such Ineligible Car Representations would have been true and correct on the date hereof or as of the date of delivery (with respect to Replacement Cars or the related leases) or that such inaccuracy continues to exist (the “Cure Notification”). In the event that the Cure Notification indicates that Seller has cured the inaccurate Ineligible Car Representations, it shall provide evidence reasonably satisfactory to Buyer of the actions taken to accomplish the same.

Section 5.2.If the Ineligible Car Representations continue to be inaccurate on the expiration of the 30-day cure period referred to in Section 5.1, then, on a Business Day selected by Seller that is within 10 days after the expiration date of such 30-day cure period (the “Ineligible Car Closing Date”), at it’s option, Seller shall either (i) repurchase such Ineligible Cars for a cash purchase price equal to the purchase price allocated to such Ineligible Cars as of the delivery date of such Ineligible Cars (assuming that the Ineligible Car Representations as they relate to the Ineligible Cars and any related Seller Leases were accurate in all respects) (the “Ineligible Car Value”), (ii) deliver replacement railcars (the “Replacement Cars”) to Buyer of similar age and utility as the Ineligible Cars and having an AAR Value as of the Ineligible Car Closing Date at least equal to the Ineligible Car Value and which otherwise satisfy the requirement set forth in the Loan Agreement and the Security Agreement in exchange for such Ineligible Cars and (iii) with respect to any inaccuracy in Section 3.1(e) arising because of the existence of any Lien on any of the railcars included in the Seller Equipment or on any Seller Lease, agree to indemnify the other party under Section 7.1 for any Losses based upon, arising out of, or otherwise in respect of such inaccuracy; provided that Seller may not elect the option under clause (iii) above if Seller shall have previously agreed to indemnify Buyer under clause (iii) for inaccuracies related to railcars included in the Seller Equipment with an aggregate AAR Value in excess of $100,000 and subject to Liens representing indebtedness and other amounts in excess of $100,000. It is understood that with respect to any group of two or more Ineligible Cars that are required to be replaced, indemnified for, or repurchased simultaneously under this Section 5.2, Seller may elect to repurchase and/or provide indemnification for one or more of such Ineligible Cars and replace the remainder of such Ineligible Cars. The purchase price shall be paid on the Ineligible Car Closing Date in immediately available funds without set-off.

Section 5.3.At least 5 Business Days prior to the Ineligible Car Closing Date, Seller shall deliver to Buyer and Administrative Agent a written statement selecting the Ineligible Car Closing Date, stating whether such party is electing to repurchase or replace the Ineligible Cars and setting forth in reasonable detail its calculation of the Ineligible Car Value (the “Ineligible Car Value Statement”). If Seller shall elect to deliver Replacement Cars to Buyer pursuant to Section 5.2, at the same time that Seller delivers the Ineligible Car Value Statement, Seller shall also deliver to Buyer a statement setting forth in reasonable detail the calculation of the AAR Value of the Replacement Cars (the “Replacement Car Value Statement”). The Replacement Car Value Statement shall also include a general description of the Replacement Cars (including the age, remaining service life, function and condition of each Replacement Car).

Section 5.4.Buyer and Seller shall execute and deliver such agreements and documents as are customary and appropriate for acquisitions of railcars (it being understood that if Seller delivers Replacement Cars to Buyer, then Seller shall make written representations and warranties concerning the Replacement Cars to Buyer which are substantially similar to the Ineligible Car Representations (the “Replacement Car Representations”)). Seller further agrees to promptly and duly execute, deliver, file, register and record any and all instruments and documents and take such action as required by law or as the other party may reasonably request in order to protect the title of the other party to the Replacement Car, any leases to which the Replacement Cars are or become subject, and the proceeds therefrom.

Section 5.5.Any Replacement Cars delivered pursuant to this Section 5 shall be deemed to be part of the Seller Equipment and shall be entitled to the benefits under this Section 5 to the extent that any Replacement Car Representations are inaccurate.

Section 6.   Costs and Expenses

Whether or not any item of Seller Equipment is delivered to Buyer pursuant to this Agreement, each party shall (except as set forth in Section 4 and in the Seller Assignment and Assumption Agreement) bear its own costs and expenses incurred in connection with this transaction (including any fees and disbursements of any legal, tax or accounting advisor); except that (a) if Seller is required to repurchase or replace any Ineligible Cars pursuant to Section 5, then Seller shall bear all of the costs and expenses of Buyer incurred in connection with the repurchase or replacement of such Ineligible Cars and (b) Seller shall be responsible for the payment of any transfer tax payable in connection with the transfer of the Seller Equipment, Seller Leases and the Replacement Cars (and any leases related thereto) contemplated hereby.

Section 7.   Indemnification; Limitation on Liability

Section 7.1.Obligation of Seller To Indemnify. Seller agrees to indemnify, defend and hold harmless Buyer (and its directors, officers, employees, affiliates, successors and assigns) from and against all losses, liabilities, damages, deficiencies, demands, claims, actions, judgments or causes of action, assessments, costs or expenses (including, without limitation, interest, penalties and reasonable attorneys’ fees and disbursements) (“Losses”) based upon, arising out of, or otherwise in respect of (i) any inaccuracy in or any breach of any representation, warranty, covenant, agreement of Seller contained in this Agreement, the Seller Bill of Sale or the Seller Assignment and Assumption Agreement (including the representations and warranties provided under Section 5.4, if any); provided that Seller’s indemnification obligations hereunder shall be subject to the express limitations of Section 3.4 and Section 5 and (ii) the ownership, rental, maintenance, use or operation of (a) each item of Seller Equipment and the Seller Leases prior to the date hereof and (b) any Replacement Cars and any related leases prior to the date of delivery thereof. Buyer’s sole remedy for any breach of any representation or warranty of Seller expressly set forth in this Agreement shall be for indemnification pursuant to this Section 7 or for repurchase or replacement of railcars pursuant to Section 5.

Section 7.2.Obligation of Buyer To Indemnify. Buyer agrees to indemnify, defend and hold harmless Seller (and its directors, officers, employees, affiliates, successors and assigns) from and against all Losses based upon, arising out of, or otherwise in respect of any inaccuracy in or any breach of any representation, warranty, covenant or agreement of Buyer contained in this Agreement or the Seller Assignment and Assumption Agreement. Seller’s sole remedy for any breach of any representation or warranty of Buyer expressly set forth in this Agreement shall be for indemnification pursuant to this Section 7.

Section 8.   Contest Rights

Section 8.1.Notice and Opportunity To Defend.

(a)Notice of Asserted Liability. Promptly after receipt by any party hereto (the “Indemnitee”) of notice of any demand, claim or circumstances, which, with a lapse of time, would or might give rise to a claim or the commencement (or threatened commencement) of any action, proceeding or investigation (the “Asserted Liability”) that may result in a Loss, the Indemnitee shall give notice thereof (the “Claims Notice”) to any other party obligated to provide indemnification pursuant to Section 7.1 or 7.2 (the “Indemnifying Party”). The Claims Notice shall describe the Asserted Liability in reasonable detail and shall indicate the amount (estimated if necessary and to the extent feasible) of the Loss that has been or may be suffered by the Indemnitee.

(b)Opportunity To Defend. The Indemnifying Party may elect to compromise or defend, at its own expense and by its own counsel, any Asserted Liability. If the Indemnifying Party elects to compromise or defend such Asserted Liability, it shall within 30 days (or sooner, if the nature of the Asserted Liability so requires) notify the Indemnitee of its intent to do so, and the Indemnitee shall cooperate, at the expense of the Indemnifying Party, in the compromise of, or defense against, such Asserted Liability. If the Indemnifying Party elects not to compromise or defend the Asserted Liability, fails to notify the Indemnitee of its election as herein provided or contests its obligation to pay an indemnity under this Agreement, the Indemnitee may pay, compromise or defend such Asserted Liability. Notwithstanding the foregoing, neither the Indemnifying Party nor the Indemnitee may settle or compromise any claim over the objection of the other; provided, however, that consent to settlement or compromise shall not be unreasonably withheld or delayed. In any event, the Indemnitee and the Indemnifying Party may participate, at their own expense, in the defense of any such Asserted Liability. If the Indemnifying Party chooses to defend any claim, the Indemnitee shall make available to the Indemnifying Party any books, records or other documents within its control that are necessary or appropriate for such defense.

Section 8.2.Limitations on Liability; Payments. The aggregate liability of Seller for repurchases of Ineligible Railcars pursuant to Section 5, for indemnification under Section 7 (other than clause (ii) of Section 7.1) and for all breaches of its representations or warranties expressly set forth herein and in the Seller Assignment and Assumption Agreement and the Seller Bill of Sale, shall be limited to an amount not in excess of the purchase price of the Seller Equipment contributed hereunder. All indemnification payments shall be made by the Indemnifying Party in immediately available funds, without set-off.

Section 9.   Notices

Any notice or communication under this Agreement shall be sufficiently given if in writing and mailed by first-class mail, postage prepaid, or delivered in person or by telex, telecopier or overnight air courier guaranteeing next day delivery, addressed as follows:

If to Seller:

235 Third Street South
Suite 200
St. Petersburg, FL 33701

If to Buyer:

PLM Rail Partners, LLC
1 North LaSalle Street
Suite 2700
Chicago, Illinois 60602
Attention: Michael Clayton

with a copy to Administrative Agent:

HSH Nordbank AG, New York Branch
590 Madison Avenue, 28th Floor
New York, New York 10022
Attention: Kristie Li

with a copy to:

Pillsbury Winthrop LLP1540 Broadway
New York, New York 10036
Attention: Jonathan B. Whitney, Esq.

Either of the above parties by notice to the other party may designate additional or different addresses for subsequent notices or communications. All notices and communications shall be deemed to have been duly given: at the time of delivery by hand, if personally delivered; five business days after being deposited in the mail, postage prepaid, if mailed; when answered back, if telexed; when receipt acknowledged, if sent by telecopier; and the next Business Day after timely delivery to the courier, if sent by overnight air courier guaranteeing next day delivery. If a notice or communication is given in the manner provided above within the time prescribed, it is duly given, whether or not such party receives it.

Section 10.   Amendment

Neither this Agreement nor any of the terms hereof may be terminated, amended, supplemented, waived or modified, except by an instrument in writing signed by Buyer and Seller.

Section 11.   Successors and Assigns

Neither party may assign any of its rights or obligations under this Agreement without the prior written consent of the other party; provided, however, that it is agreed and understood that Buyer may assign its rights with respect to any railcars included in the Seller Equipment to Administrative Agent and any purchaser of, or other lender in respect of, such railcars. Administrative Agent or any such other lender may only take action as Buyer is entitled to hereunder from and after the time an Event of Default (as defined in the Loan Agreement) or an event of default as defined in the loan documentation with such other lender shall have occurred and be continuing; provided that Administrative Agent, the Lender (as defined in the Loan Agreement), or such other lender may at any time give the notice of an inaccuracy in any of the Ineligible Car Representations pursuant to Section 5.1. All covenants and agreements in this Agreement made by or on behalf of the parties hereto shall bind and inure to the benefit of the respective successors and assigns of the parties hereto whether so expressed or not.

Section 12.   Counterparts

This Agreement may be executed in any number of counterparts, each of which when so executed shall be deemed to be an original; such counterparts together shall constitute but one Agreement.

Section 13.   Governing Law

This agreement shall be governed by and construed in accordance with the law of the State of New York.

Section 14.   Severability

Any provision of this Agreement that may be prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof so long as the economic or legal substance for the transactions contemplated thereby is not affected in any manner adverse to any party. Such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

Section 15.   No Petition in Bankruptcy

Prior to the date that is one year and one day after the later to occur of (i) the payment in full of the loans made by the Lender under the Loan Agreement or (ii) the payment in full of any indebtedness incurred by Buyer to refinance the loan made by Administrative Agent under the Loan Agreement, Seller covenants and agrees that it will not institute against, or join any other person in instituting against, Buyer an action in bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings, or any other similar proceeding under the laws of the United States or any state of the United States.

[Signature Page Follows]

In Witness Whereof, the parties hereto have entered into this Asset Transfer Agreement as of the date first written above.

PLM Equipment Growth Fund V, a California limited partnership

By: PLM Financial Services, Inc., a Delaware corporation, its sole general partner

By _____________________________________________________
                 Name:________________________________________________
                 Title:_________________________________________________

PLM Rail Partners, LLC, a Delaware limited liability company

By: Transportation Equipment-PLM, LLC, a Delaware limited liability company, its manager

By_____________________________________________________
                 Name:________________________________________________
                 Title:_________________________________________________

Schedule 1

Description of Seller Equipment

Each of the railcars with the reporting marks and road numbers and Association of American Railroads designation numbers set forth on Annex A hereto.

Description of Seller Leases

Each of the user leases or lease schedules or riders with the contract rider number and the named lessee set forth in Annex B hereto insofar as it relates to the railcars with the car numbers set forth on Annex B hereto.

Exhibit A
Seller Assignment and Assumption Agreement

Exhibit B
Seller Bill of Sale

Annex A
Seller Equipment Description

Annex B
Seller Leases